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                                                                    Exhibit 3.66


                                     BYLAWS
                                       OF
                             HOLIDAY UNIVERSAL, INC.


                                    Article I

                                    Offices


         The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices in such other places either within or without the State of Delaware as the Board of Directors may from time to time designate or as the business of the Corporation may require.


                                   Article II

                            Meetings of Stockholders



Section 1. Place: Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

"SECTION 2. ANNUAL MEETING. COMMENCING IN 1994, AN ANNUAL MEETING OF THE STOCKHOLDERS OF THE CORPORATION SHALL BE HELD IN EACH YEAR DURING THE THIRD WEEK OF JANUARY AT A DATE AND TIME TO BE DETERMINED BY THE BOARD OF DIRECTORS, AND IF A LEGAL HOLIDAY, THEN ON THE NEXT SECULAR DAY FOR THE ELECTION OF DIRECTORS AND FOR THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY BE BROUGHT BEFORE THE MEETING."




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Section 3. Notice. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.


Section 4. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where


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the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes may be called by the Chief Executive Officer or the President, and shall be called by the Chief Executive Officer or the President at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Notice of Special Meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.


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Section 7. Business at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.



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Section 9. Voting Power. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 10. Voting. At all meetings of the stockholders, every registered owner of shares entitled to vote shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. At all elections of Directors, the voting shall be by ballot.

Section 11. Consent. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a

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consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 12. Chairman of Meeting. The Chairman of the Board or the President shall preside at all meetings of the stockholders; and, in the absence of the Chairman or the President, the Board of Directors may appoint any stockholder to act as chairman of the meeting.

Section 13. Secretary of Meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; and, in his absence, the Chairman of the Board may appoint any person to act as secretary of the meeting.

                                  Article III

                                   Directors

"SECTION 1. ELECTION. THE NUMBER OF DIRECTORS SHALL BE AT LEAST THREE (3), BUT NO MORE THAN TWENTY (20). THE DIRECTORS SHALL BE ELECTED AT THE ANNUAL MEETING OF STOCKHOLDERS, EXCEPT AS PROVIDED IN SECTION 3 OF THIS ARTICLE, AND EACH DIRECTOR ELECTED SHALL HOLD OFFICE UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED. DIRECTORS NEED NOT BE STOCKHOLDERS."








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Section 2.  Number of Directors.  The first Board shall consist of not less than five and not more than fifteen directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner
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provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board, as constituted immediately prior to any such increase, the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 4. Business of Corporation. The business of the Corporation shall be managed by or under the direction of its Board of Directors.

                       Meetings of the Board of Directors

Section 5. Place. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 6. First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders,
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no notice other than this by-law shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time at such place as shall from time to time be determined by the Board.

Section 8. Special Meetings. Special meetings of the Board may be called by the Chief Executive Officer or the President on one days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chief Executive Officer or the President in like manner and on like notice on the written request of two directors unless the Board consists of only one director; in which case special meetings shall be called by the Chief Executive Officer or the President in like manner and on like notice on the written request of the sole director.

Section 9. Quorum. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a
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quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 11. Participation in Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 12. Manifestation of dissent. A director of the Corporation who is present at a meeting of the Board of
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Directors at which action on any corporate matter is taken shall be presumed to have assented to the actions taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


                            Committees of Directors

Section 13. Designation. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

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     Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 14. Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 15. Rules of Procedure. A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors
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at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

                           Compensation of Directors

Section 16. Payments. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              Removal of Directors

Section 17. Removal. Unless otherwise restricted by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

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                              Existing Committees

Section 18. Executive Committee. The Executive Committee shall exercise all of the powers of the Board of Directors, except the power to declare dividends, to issue stock, to alter or amend these By-laws or to recommend to the stockholders any action requiring the approval of the stockholders. The Executive Committee shall meet at stated times or on notice to all members by any one of their own number. A majority of the whole Committee shall constitute a quorum but the affirmative vote of a majority of the whole Committee shall be necessary in every case.

Section 19. Audit Committee. The Audit Committee shall review the financial reporting and financial procedures and controls of the Corporation. The Audit Committee shall recommend the independent auditor to the Board of Directors, review the scope of the audit and review the work of the independent auditor. The Audit Committee shall be composed of two or more directors, none of whom shall be an officer or employee of the Corporation. The Audit Committee shall meet at stated times or on notice to all members by any one of their own number but in no case shall it meet less than once during each fiscal year. A majority of the whole Committee shall constitute a quorum. The Audit Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

Section 20. Executive Compensation Committee. The Executive Compensation Committee shall review the compensation, including fringe benefits, of all officers and executive employees and make recommendations to the Board of Directors concerning such compensation. In making its review and recommendations, the Executive Compensation Committee shall take into account the compensation plans of comparable companies for comparable officers and executive employees and such other information as it deems appropriate. The Executive Compensation Committee shall be composed of three or more directors, at least two of whom shall not be officers or employees of the Corporation. The Executive Compensation Committee shall meet at stated times or on notice to all members by any one of their own number, but in no case shall it meet less than once during each fiscal year. A majority of the whole Committee shall constitute a quorum. The Executive Compensation Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

                                   Article IV

                                    Notices

Section 1. Requirements. Whenever, under the provisions of the statutes or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   Article V

                                    Officers


Section 1. Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chair-man of the Board, a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

Section 2. Appointment. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer.

Section 3. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5. Term of Office. The officers of the Corporation shall hold office until their successors are chosen


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and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 6. Duties of Officers. One or more such officers shall be specifically designated to sign instruments and stock certificates. One of the officers shall have the duty to record the proceedings of the meetings of stockholders and directors in a book to be kept for that purpose. Any number of offices may be held by the same person.

Section 7. Chairman of the Board and President. The Chairman of the Board shall be the principal executive officer of the corporation. The President shall be the principal administrative and financial officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation. He shall preside at all meetings of the stockholders and of the Board of Directors. The President shall be selected from among the directors. The Chairman of the Board or the President may sign any deed, mortgage, bond, contract or other instrument which the Board of Directors has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chairman of the Board and President, respectively, and such other duties as may be prescribed by the Board of Directors from time to time. The President shall be ex officio a member of all committees that may, from time to time, be constituted by the Board of Directors, except the Audit Committee.

Section 8. Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 9. Secretary. The Secretary shall (a) keep the minutes of the proceedings of the stockholders and Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

     He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                   Article VI

                              Certificate of Stock

Section 1. Issuance of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, an officer or officers designated to sign stock certificates by the Board of Directors, certifying the number of shares owned by him in the Corporation.

     Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.


                               Lost Certificates

Section 3. Replacements. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


                               Transfer of Stock

Section 4. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                               Fixing Record Date

Section 5. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                            Registered Stockholders

Section 6. Owner of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  Article VII

                               General Provisions

Section 1. Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  Article VIII

                                   Amendments

Section 1. Amendment of By-laws. These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, since such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting. Even though the power to adopt, amend or repeal By-laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-laws.

                                   Article IX

     Indemnification of Directors and Officers

     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation by reason of the fact that he is or was a director or officer or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with
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the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other Court shall deem proper.

     (c) To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b), unless ordered by a court, should be made by the
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Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by this section.

     (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which
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those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

     (h) For purposes of this section, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would


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have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) In addition to any indemnification permitted by these By-laws, the Board of Directors shall, in its sole discretion, have the power to grant such indemnification as it deems in the interest of the Corporation to those persons serving the Corporation as an employee or agent to the full extent permitted by law.